Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated January 5, 2010, is between Link Resources Inc., a Nevada corporation (the “Company”), and each purchaser identified on Schedule A hereto (each, including their respective successors and assigns, an “Investor” and collectively, the “Investors”) and, with respect to certain sections hereof, Euro Pacific Capital, Inc. (the “Lead Placement Agent”).

WHEREAS, this Agreement has been entered into pursuant to the terms of the Company’s Confidential Private Placement Memorandum, dated December 10, 2009 (together with any and all amendments and/or supplements thereto, the “Memorandum”);

WHEREAS, the Lead Placement Agent is acting in such capacity in connection with the Company’s offering of Units as described in the Memorandum;

WHEREAS, as described in the Memorandum, immediately prior to the Closing (as defined herein), the shareholders of Chance High International Limited, a British Virgin Islands company (“Chance High”) and an Affiliate of Yantai Bohai Pharmaceuticals Group Co., Ltd., a company organized under the laws of the PRC (“Bohai”), shall have consummated a share exchange transaction with the Company pursuant to a Share Exchange Agreement, in the form attached to the Memorandum (the “Share Exchange Agreement”), with the result being that Chance High will become a wholly-owned subsidiary of the Company;

WHEREAS, upon the consummation of the transactions contemplated by the Share Exchange Agreement, Bohai shall become a controlled variable interest entity of the Company’s subsidiary, Yantai Shencaojishi Pharmaceuticals Co., Ltd., a company organized under the laws of the PRC (“WFOE”), which, in turn, will be a wholly-owned subsidiary of Chance High;

WHEREAS, in light of the Company’s transaction with Bohai, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, a minimum of 4,650,000 units (the “Minimum Amount”) and a maximum of 6,000,000 units (the “Maximum Amount”) at a purchase price of $2.00 per unit (each, a “Unit”);

WHEREAS, each Unit shall consist consisting of: (i) an eight (8%) percent convertible promissory note (each a “Note,” and, collectively, the “Notes”) of the Company in the aggregate principal amount of $2.00, which Note shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, the “Common Stock”) at $2.00 per Conversion Share (subject to adjustment as set forth in the Note), which Notes shall be in the form annexed hereto as Exhibit A hereto and (ii) a common stock purchase warrant (each a “Warrant,” and, collectively, the “Warrants”) to purchase one (1) share (collectively, the “Warrant Shares”) of Common Stock at an exercise price of $2.40 per share (subject to adjustment as set forth in the Warrants), which Warrants shall be in the form attached hereto as Exhibit B , upon the terms and conditions set forth in this Agreement;

WHEREAS, at the Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, in order to provide security upon an event of default under the Notes, Glory Period Limited, a British Virgin Islands company and an Affiliate of Bohai (the “Principal Stockholder”), shall deposit one million (1,000,000) shares of Common Stock received by it in connection with the Share Exchange Agreement with Escrow, LLC, as securities escrow agent (the “Securities Escrow Agent”), pursuant to that certain Securities Escrow Agreement by and among the Company, the Lead Placement Agent, the Principal Stockholder and the Securities Escrow Agent, dated as of the date hereof and substantially in the form of Exhibit D hereto (the “Securities Escrow Agreement”); and

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the Commission under the Securities Act.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein.

1.           DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” means any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing Escrow Agreement” means the Closing Escrow Agreement, dated December 10, 2009, by and among the Company, the Lead Placement Agent and the Escrow Agent.

“Company’s knowledge” means the information and/or other items that the executives of the Company have actual knowledge of after due inquiry.

“Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Closing Escrow Agreement where funds representing the Investors’ aggregate Purchase Price shall be held pending the First Closing.

“Escrow Agent” means Escrow, LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Indebtedness” of any Person means all obligations of such Person: (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Investor” means any person who purchases Units in the Offering pursuant to this Agreement.

“Legal Requirement” shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Material Adverse Effect” means a material adverse effect on, and a “Material Adverse Change ” means a material adverse change in: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company taken as a whole; or (ii) the ability of the Company to perform its obligations under the Transaction Documents, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (w) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operates so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (x) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (y) changes in United States generally accepted accounting principles, or the interpretation thereof; or (z) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

“OTCBB” shall mean the Over-the-Counter Bulletin Board system.

“Offering” shall mean the offering and sale of the Units pursuant to this Agreement and the Memorandum.

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” shall mean an amount equal to $2.00 per Unit multiplied by the number of Units being purchased.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Units, the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” shall mean this Agreement, the Memorandum, the Notes, the Warrants, the Registration Rights Agreement, the Share Exchange Agreement, the Closing Escrow Agreement and the Securities Escrow Agreement.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

2.           SALE AND PURCHASE OF UNITS.

2.1.         Subscription for Units by Investors.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Units specified by it on its respective signature page attached hereto in exchange for the Purchase Price.

2.2.         Closings.

(a)           First Closing.  Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor listed on Schedule A-1, and each such Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Units set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Schedule A-1 (the “First Closing”).  The date of the First Closing is hereinafter referred to as the “First Closing Date”.  Units equal to at least the Minimum Amount are required to be sold at the First Closing within the time period set forth in the Memorandum.

(b)           Subsequent Closing(s).  In the event that the Maximum Amount is not raised at the First Closing, the Company and the Lead Placement Agent may mutually agree to have one or more subsequent closings of the Offering (each, a “Subsequent Closing”) until the Maximum Amount is raised.  At each Subsequent Closing, the Company agrees to issue and sell to each Investor who executes a signature page hereto, and each such Investor agrees, severally and not jointly, to purchase from the Company such number of Units set forth on such Investor’s signature pages attached hereto.  There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Memorandum.  The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).

(c)           Closing.  The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing”.  The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date”.  All Closings shall occur within the time periods set forth in the Memorandum at the offices of Ellenoff Grossman & Schole LLP at 150 East 42nd Street, 11th Floor, New York, NY 10017 or remotely via the exchange of documents and signatures.

2.3.         Closing Deliveries. At each Closing, the Company shall deliver to the Investors purchasing Units at such Closing, against delivery by the Investor of the Purchase Price (as provided below), the Notes and the Warrants.  At each Closing, each Investor purchasing Units at such Closing shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing or in immediately available funds, by wire transfer to the Escrow Account pursuant to the Closing Escrow Agreement.

2.4.         The Notes.  The Notes shall have the terms and conditions and be in the form attached hereto as Exhibit A.  Upon an Event of Default (as defined in the Note), the Investors shall have, in addition to any rights provided hereunder, the rights provided them under the Transaction Documents.

2.5.         The Warrants.  The Warrants shall have the terms and conditions and be in the form attached hereto as Exhibit B.

2.6.         The Registration Rights Agreement.  The Registration Rights Agreement shall contain the terms and conditions and be in the form attached hereto as Exhibit C.

2.7.         Use of Proceeds.  The Company hereby covenants and agrees that the proceeds from the sale of Units shall be used as provided for in the Memorandum.

2.8.         Investor Representative.  Each Investor, severally and not jointly, hereby appoints the Lead Placement Agent (together with its permitted successors, and in this context, the “Investor Representative”), as its true and lawful agent and attorney-in-fact to: (a) enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Transaction Documents, (b) exercise all or any of the powers, authority and discretion conferred on such Investor under this Agreement or any of the Transaction Documents, (c) waive any terms and conditions of this Agreement or any of the Transaction Documents, (d) give and receive notices on such Investor’s behalf and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement or any Transaction Document, and the Investor Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact.  This power of attorney is coupled with an interest and irrevocable.  The Investor Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement: (i) with the consent of Investors who, as of the date of this Agreement have subscribed for (or, if a Closing has occurred, as of the date of the latest Closing own) more than fifty percent (50%) in principal amount of the outstanding Notes or (ii) in the absence of its own gross negligence or willful misconduct.  If the Investor Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by those persons holding more than fifty percent (50%) in principal amount of the Notes who shall serve and exercise the powers of Investor Representative hereunder.

3.           ACKNOWLEDGEMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, acknowledges that:

3.1.         Resale Restrictions.  None of the Securities have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by the Investor except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.

3.2.         Agreements.  Such Investor has received, carefully read and acknowledges the terms of the Transaction Documents and Memorandum, including the Risk Factors set forth in the Memorandum.

3.3.         Books and Records. The books and records of the Company and Bohai were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by it and its attorney and/or advisor(s) and that the Investor and/or its advisor has reviewed all such documents, records and books to its full satisfaction and all questions it and/or its advisor may have had been answered to their respective full satisfaction.

3.4.         Independent Advice.  The Investor has been advised to consult the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and neither the Company nor the Lead Placement Agent is in any way, directly and/or indirectly, responsible) for compliance with:

(a)           any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Securities hereunder, and

(b)           applicable resale restrictions.

3.5.         No Governmental Review or Insurance.  Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities, and there is no government or other insurance covering any of the Securities.

4.           REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

4.1.         Capacity.  The Investor: (i) if a natural person, represents that the Investor has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the Transaction Documents to which the Investor is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and, (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, such entity has full power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement and the Transaction Documents to which it is a Party have been duly authorized by all necessary action; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Agreement and the Transaction Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and the Transaction Documents to which it is a Party and make an investment in the Company.

4.2.         No Violation of Corporate Governance Documents. If the Investor is a corporation or other entity, the entering into of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.

4.3.         Binding Agreement. The Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4.         Purchase Entirely for Own Account.  The Securities are being acquired for such Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

4.5.         Not a Broker-Dealer. Such Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Investor is a member of FINRA, or associated or Affiliated with a member of FINRA, such Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities.

4.6.         Not an Underwriter.  Such Investor is not an underwriter of the Common Stock, nor is it an Affiliate of an underwriter of the Common Stock.

4.7.         Investment Experience. Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.8.         Disclosure of Information.  Such Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company, Bohai and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, Bohai and their respective businesses and the terms and conditions of the offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  Such Investor acknowledges that it has received, and fully and carefully reviewed and understands all of the Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, Bohai, their respective businesses and risks, the Securities and the offering of the Securities.  Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Documents, either in hard copy or electronically through the SEC’s EDGAR system.  Such Investor understands that its investment in the Securities involves a high degree of risk.  Such Investor’s decision to enter into this Agreement and the Registration Rights Agreement has been made based solely on the independent evaluation of the Investor and its representatives.  Such Investor has received such accounting, tax and legal advice from Persons (other than the Company) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

4.9.         Restricted Securities.  Such Investor understands that, except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

(a)           they are sold pursuant to an effective registration statement under the Securities Act; or

(b)           they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or

(c)           they are sold or transferred to an “affiliate” (as defined in Rule 144, promulgated under the Securities Act (or a successor rule (“Rule 144”)) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.9 and who is an accredited investor, or

(d)           they are validly sold pursuant to Rule 144.

Such Investor shall provide the Company with no less than three (3) Trading Days notice of its intention to dispose of any Securities and agrees that such Investor shall only dispose of any Securities in accordance with all applicable Legal Requirements.  Such Investors further understands that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and other than as provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.10.      Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

4.11.      No General Solicitation.  Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.12.      Brokers and Finders.  No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.13.      Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Investor was first contacted by the Company, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Investor or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

4.14.      Residency.  Such Investor is a resident of the jurisdiction set forth in on such Investors signature page hereto.

4.15.      Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in: (i) the SEC Reports, (ii) the Memorandum or (ii) the corresponding section of the Disclosure Schedules delivered to the Investor Representative concurrently herewith, the Company (which, for the avoidance of doubt, means the Company after giving effect to the transactions contemplated by the Share Exchange Agreement) hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Investor:

5.1.        Subsidiaries.  A true and correct structure chart of the Company and its wholly-owned and consolidated Subsidiaries after giving effect to the transactions contemplated by the Share Exchange Agreement is included as Schedule 5.1 to the Disclosure Schedules.  Except as disclosed on Schedule 5.1 to the Disclosure Schedules or in the Memorandum, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

5.2.        Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

5.3.        Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4.        No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

5.5.        Filings, Consents and Approvals.  Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

5.6.        Issuance of the Securities.  The Notes are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Warrants have been duly and validly authorized.  Upon the due conversion of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all Liens.   Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Notes and the Warrants.

5.7.        Capitalization.  Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as described on Schedule 5.7 to the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Share Exchange Agreement and the Company’s stock option plans.  The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Except as described on Schedule 5.7 to the Disclosure Schedules and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 5.7 to the Disclosure Schedules, and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.8.        SEC Reports; Financial Statements.  The Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement and the Memorandum, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  The financial statements of Chance High included in the Memorandum have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Chance High and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.9.        Material Changes.  Except with respect to the transactions contemplated by the Share Exchange Agreement or as otherwise disclosed in the Memorandum (including the , since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, the Company and its Subsidiaries have not:

(a)           suffered any Material Adverse Change;

(b)           suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $100,000;

(c)           granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(d)           declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;

(e)            issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;

(f)            adopted or proposed the adoption of any change in the Company’s Certificate of Incorporation or Bylaws;

(g)           made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

(h)           sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

(i)            sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

(j)            been involved in any dispute involving any employee which would reasonably be expected to result in a Material Adverse Change;

(k)           entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

(l)            entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

(m)           amended or modified, or waived any default under, any Material Contract;

(n)           to the Knowledge of the Company, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

(o)           permitted or allowed any of their material property or assets to be subjected to any Lien;

(p)           settled any claim, litigation or action, whether now pending or hereafter made or brought;

(q)           made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $100,000, or in the aggregate, in excess of $250,000;

(r)            paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company's knowledge, any Affiliate or associate of any of the foregoing;

(s)           made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;

(t)            compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

(u)           merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;

(v)           entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the other Transaction Documents; or

(w)           agreed to take any action described in this Section 5.9 or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties contained in this Agreement or any other Transaction Documents.

5.10.      Litigation.  Except as described on Schedule 5.10 to the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

5.11.      Labor Relations.  Except as set forth on Schedule 5.11 to the Disclosure Schedules, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

5.12.      Compliance.  Except as set forth on Schedule 5.12 to the Disclosure Schedules, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

5.13.      Regulatory Permits.  Except as disclosed in the SEC Reports, the Memorandum or Schedule 5.13 to the Disclosure Schedules, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Memorandum, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.14.      Title to Assets.  Except as set forth on Schedule 5.14 to the Disclosure Schedules, the Company and the Subsidiaries have good and marketable title in fee simple or the right under PRC law, as the case may be, to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

5.15.      Contracts.

(a)           Except as set forth in the SEC Reports or the Memorandum, neither the Company nor any of its Subsidiaries is party or subject to, or bound by:

(i)           any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than $100,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii)           any contract, lease or agreement involving payments in excess of $100,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than 60 days notice;

(iii)           any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv)           any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v)           any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi)           any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii)           any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii)         any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any material contract;

(ix)           any acquisition, merger, asset purchase or other similar agreement;

(x)           any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi)           any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement; or

(xii)           any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.

(b)           Schedule 5.15(b) to the Disclosure Schedules contains a listing or description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which meet the criteria set forth in Section 5.15(a) (such agreements, contracts or instruments, collectively, the “Material Contracts”).  The Company has made available to the Investor Representative copies of the Material Contracts.  Neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.

(c)           Actions with Respect to Material Contracts.

(i)           Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults which would not have a Material Adverse Effect; and

(ii)           To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.

5.16.      Taxes.

(a)           The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect.  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports or the in the Memorandum are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b)           Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c)           The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d)           No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

5.17.      Employees.

(a)           The Company and its Subsidiaries are not party to any collective bargaining agreements and, to the Company’s knowledge, there are no attempts to organize the employees of the Company or any of its Subsidiaries.

(b)           Except as set forth on Schedule 5.17 to the Disclosure Schedules, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(c)           Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor (or its PRC equivalent).

(d)           To the Company's knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company's stockholders to any liability.  There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

5.18.      Employee Benefit Plans.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or in connection with which a tax could be imposed pursuant to Section 4975 of the Code, provided that, if any of the Investors, or any person or entity that owns a beneficial interest in any of the Investors, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(ac), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

5.19.      Patents and Trademarks.  Except as set forth on Schedule 5.19 to the Disclosure Schedules, to the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

5.20.      Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

5.21.      Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged as described in the Memorandum.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.22.      Transactions With Affiliates and Employees.  Except as set forth on Schedule 5.22 to the Disclosure Schedules, except as disclosed in the Memorandum or as contemplated by the Share Exchange Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

5.23.      Private Placement. Assuming the accuracy of the Investors representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

5.24.      No Integrated Offering.  Other than in connection with the Share Exchange Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

5.25.      Brokers and Finders.  Other than as described in the Memorandum, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.26.      No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.27.      Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.28.      Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading

5.29.      Solvency.  The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

5.30.      Related Party Transactions.  Except as set forth in the SEC Reports, the Memorandum or Schedule 5.30 to the Disclosure Schedules: (a) none of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company, (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company's knowledge, any Affiliate thereof, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

5.31.      Foreign Corrupt Practices Act.  None of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Units, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its Subsidiaries.

5.32.      PFIC.  None of the Company or any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code of 1986.

5.33.      OFAC. None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.34.      Money Laundering Laws.  The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies of the PRC and any related or similar rules, regulations or guidelines, issued, administered or enforced by any PRC Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any PRC court or PRC Governmental Body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

5.35.      Other Representations and Warranties Relating to WFOE.

(a)           All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

(b)           All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the PRC Ministry of Commerce or its local counterpart, the PRC the State Administration of Industry and Commerce or its local counterpart, the PRC State Administration of Foreign Exchange and applicable PRC tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c)           WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies.  There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.

(d)           WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(f)           With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

6.           CONDITIONS TO EACH CLOSING OF THE INVESTORS.

The obligation of the Investors to purchase the Units at any Closing is subject to the fulfillment to, the satisfaction of the Lead Placement Agent, on or prior to such applicable Closing Date, of the following conditions, any of which may be waived by the Lead Placement Agent:

6.1.        Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof qualified as to materiality shall be true and correct at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

6.2.        Performance of Agreements.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.

6.3.        Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

6.4.        Judgments, etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

6.5.        Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

6.6.        Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or any of its Subsidiaries;

6.7.        Company Officer Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.

6.8.        Company Secretary Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.  The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any material information contained in the certificate has changed.

6.9.        Financial Statements.  The Company shall have delivered audited consolidated financial statements of Chance High and the other consolidated subsidiaries of the Company for the fiscal years ended December 31, 2008 and 2007 and unaudited financial statements for the interim period through September 30, 2009 that will be included in the current report on Form 8-K described in Section 6.10 below

6.10.      Exchange Agreement Form 8-K.  Immediately prior to the Closing, the Company shall have acquired all of the outstanding capital stock of Chance High pursuant to the Share Exchange Agreement, and the Company shall provide the Investors with the Current Report on Form 8-K to be filed no later than the fourth Trading Day following the Closing Date under the Share Exchange Agreement, containing the audited financial statements of Bohai described in Section 6.9 hereof and other required disclosure with respect to Bohai and its Affiliates.

6.11.      Opinions of Counsel.

(a)           The Investors and the Lead Placement Agent shall have received an opinion from Synergen Law Group, APC, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Lead Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

(b)           The Investors and the Lead Placement Agent shall have received an opinion from AllBright Law Offices, the Company’s PRC legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Lead Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

6.12.      Note and Warrants.  The Company shall have delivered the Notes and Warrants being sold at the applicable Closing.

6.13.      Registration Rights Agreement.  The Company shall have executed and delivered the Registration Rights Agreement.

6.14.      Securities Escrow Agreement.  The Securities Escrow Agreement shall have been executed by the parties thereto and the Escrow Shares (as defined in the Securities Escrow Agreement) shall have been deposited into the escrow account pursuant to the terms of the Securities Escrow Agreement.

6.15.      Law and Accounting Firms.  The Company shall have entered into retention agreements with: (i) a U.S. securities law firm that is reasonably satisfactory to the Lead Placement Agent (it being agreed that Ellenoff Grossman & Schole LLP is satisfactory to the Lead Placement Agent); and (ii) a PCAOB auditing firm that is reasonably satisfactory to the Lead Placement Agent (it being agreed that Parker Randall CF H.K. CPA Ltd. is satisfactory to the Lead Placement Agent).

6.16.      Lock Up Agreements.  The Company’s officers and directors (after giving effect to the Share Exchange Agreement) shall have delivered to the Lead Placement Agent a customary “lock-up” agreement in favor of the Lead Placement Agent with respect to the securities of the Company owned by them, which agreement shall have a term of 18 months from the Initial Closing.

7.           CONDITIONS TO EACH CLOSING OF THE COMPANY.

The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the applicable Closing Date of the conditions listed below.

7.1.        Representations and Warranties. The representations and warranties made by the Investors in Section 4 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

7.2.        Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

7.3.        Agreements.  Such Investor shall have completed and executed this Agreement, the Registration Rights Agreement and the investor questionnaire, and delivered the same to the Company.

7.4.        Purchase Price.  The Investors shall have delivered or caused to be delivered the Purchase Price to the Escrow Account.

7.5.        Minimum Amount.  The Minimum Amount shall have been raised.

8.           OTHER AGREEMENTS

8.1.        Board Designee.  For so long as the Investors continue to hold at least a majority in principal amount of the outstanding Notes, the Lead Placement Agent shall be entitled to nominate one member of the Company’s Board of Directors (the “Designee”).  The Designee shall: (i) have experience serving on the board of directors of a public company or have comparable experience, (ii) be qualified to serve on the audit committee of the Company’s Board of Directors, (iii) be able, consistent with his or her other business activities, to dedicate reasonably sufficient time to the fulfillment of his or her duties to the Company and (iv) shall be an “independent” director as defined under Nasdaq Marketplace Rules.  The Lead Placement Agent will have the right to remove the Designee and to fill any vacancy resulting from a Designee ceasing to be a member of the Company’s Board of Directors for any reason.

8.2.        Furnishing of Information.  As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

8.3.        Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

8.4.        Subsequent Registrations.  Other than pursuant to the registration statement being filed pursuant to the Registration Rights Agreement (the “Registration Statement”),  prior to the effective date of the Registration Statement, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

8.5.        Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York time) on the Trading Day following the Initial Closing Date and each Subsequent Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing.  By no later than the fourth Trading Day following the Closing Date (and on each Subsequent Closing Date if required by applicable law) the Company will file a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor Representative, except to the extent such disclosure is required by law or Trading Market regulations.

8.6.        Limitation on Issuance of Future Priced Securities.  During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.

8.7.        Listing of Securities.  The Company agrees that: (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable to cause the Securities to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

8.8.        Listing.  The Company covenants to use its commercially reasonable best efforts to have the Common Stock listed or quoted for trading on any of the NYSE AMEX, the NASDAQ Global Market or the NASDAQ Capital Market as soon as is reasonably practicable following the date that the Company meets the requirements of any such Trading Market.

8.9.        Controls and Procedures.  Following the Closing, the Company agrees that it will utilize commercially reasonable efforts to establish and maintain, to the extent required by law, rule or regulation, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.10.      Board of Directors.  Within six (6) months of the First Closing, Bohai or its Affiliates shall cause to be appointed to the Board of Directors of the Company individuals constituting a majority of “independent” directors (as defined under the Nasdaq Marketplace rules) of such Board of Directors and one director designated by the Lead Placement Agent (who may qualify as one such independent director, with at least two of such directors being fluent in English.

8.11.      CFO.  Within six (6) months of the First Closing, the Company shall enter into a 24 month agreement with a new Chief Financial Officer of the Company who is reasonably satisfactory to the Lead Placement Agent and who is proficient in: (i) GAAP accounting; (ii) transactions similar to the ones contemplated by this Agreement; and (iii) U.S. public company listings and the related filing and compliance requirements.

8.12.      IR Firm.  Within three (3) months of the First Closing, the Company shall enter into a 12 month agreement with an investor and public relations firm that is reasonably satisfactory to the Lead Placement Agent.

8.13.      Reservation of Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its obligations to issue the Conversion Shares and the Warrant Shares upon conversion of the Note and exercise of the Warrant, respectively.

8.14.      Further Assurances.  The Company will, and will cause all of its Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 7, and will not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, the Company will, and will cause each of its Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15.       Closing Escrow Holdback.  The Company and Investors agree that, from the aggregate gross proceeds that will be delivered to the Escrow Agent pursuant to the Closing Escrow Agreement, at the Closing $186,000 (if the Minimum Amount is raised) or up to $240,000 (if the Maximum Amount is raised) (the “Total Holdback Amount”), constituting an amount sufficient to satisfy the payment to the Investors of one quarterly interest payment due on the aggregate principal amount of all Notes issued in the Offering, shall be retained by the Escrow Agent and paid to the Investors and otherwise administered in accordance with the Closing Escrow Agreement.  At such time as 75% of the Conversion Shares have been issued upon conversion of the Notes, if the Company is not in breach of any of the Transaction Documents, all remaining funds of the Total Holdback Amount, if any, shall be released to the Company in accordance with the Closing Escrow Agreement.

9.           MISCELLANEOUS.

9.1.         Compensation of Lead Placement Agent, Brokers, etc. Each Investor acknowledges that it is fully aware that the Lead Placement Agent will receive from the Company, in consideration of its services as placement agent in respect of the offer and sale of the Units contemplated hereby:

(a)           a commission of ten (10%) percent of the aggregate Purchase Price of the Units sold at each Closing, payable in cash; and

(b)           a warrant to purchase a number of shares of Common Stock derived by dividing an amount equal to 10% of the gross proceeds of raised at each Closing by $2.00.

It is acknowledged that the Lead Placement Agent may share such fees and compensation with other placement agents or brokers participating in the transactions contemplated hereby.  In addition, each Investor acknowledges that it is aware that the Lead Placement Agent will receive from the Company payment of all of its accountable fees and expenses including, but not limited to, all legal fees and expenses incurred in connection with the Offering, up to $80,000 in the aggregate.

9.2.         Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

  c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
  No. 9 Daxin Road, Zhifu District
  Yantai, Shandong Province, China
  Attention: Hongwei Qu
  Fax Number: +86-0535-6763559

  With a copy to:

  Ellenoff Grossman & Schole LLP
  150 East 42nd Street, 11th Floor
  New York, NY 10017
  Attention: Barry I. Grossman, Esq.
  Fax Number: (212) 370-7889

(b)	The Investors:

  As per the contact information provided on the signature page hereof.

(c)	The Lead Placement Agent/Investor Representative:

  Euro Pacific Capital, Inc.
  88 Post Road West, 3rd Floor
  Westport, CT 06880
  Attention: Mr. Thomas Tan
  Fax Number: (203) 662-9771

  With a copy to:

  Pillsbury Winthrop Shaw Pittman LLP
  2300 N Street, N.W.
  Washington, DC 20037-1122
  Attention: Louis A. Bevilacqua, Esq.
  Fax Number: (202) 663-8007

9.3.         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (and if such party is the Investors, then by the Investor Representative).  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.4.         Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.5.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor Representative.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors”.

9.6.         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.7.         Governing Law, Consent to Jurisdiction, etc.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.8.         Survival.  The representations, warranties, agreements and covenants contained herein shall survive for two (2) years after the Closing of the transactions contemplated by this Agreement.

9.9.         Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)          Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 9.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.10.       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

9.11.       Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.12.       Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

9.13.       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.14.       Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or a Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.15.       Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

9.16.       Irrevocable Offer.  Each Investor agrees that this Agreement constitutes an irrevocable offer to purchase the Securities of the Company and that Investor cannot cancel, terminate or revoke this Agreement or any agreement of Investor made hereunder.  This Agreement shall survive the death or legal disability of Investor and shall be binding upon Investor’s heirs, executors, administrators and successors.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

LINK RESOURCES INC.

By:	/s/ Hongwei Qu
Name: Hongwei QU
Title: President, CEO and Chairman

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Solely with respect to Sections 2.2(b), 2.8 all of Section 6 and 8.1 hereof:

EURO PACIFIC CAPITAL INC.

By:	/s/ Gordon McBean
Name: Gordon McBean
Title: Head of Capital Markets

Annex A

Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of _________________, 2010 (the “Agreement”), between the undersigned, Link Resources Inc., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of _____________________, 2010.

Name and Address, Fax No. and Social Security No./EIN of Investor:

________________________________________________

________________________________________________

________________________________________________

Fax No.: _________________________________________

Soc. Sec. No./EIN: _________________________________

If a partnership, corporation, trust or other business entity:

By: _________________________________
Name:
Title:

If an individual:

____________________________________
Signature

Purchase Price: _________________________

Note Amount: ___________________________

Number of Warrants: ______________________

Schedule A

SCHEDULE OF INVESTORS

No.	Investor Name	Amount of Notes	No. of Shares Subject to Warrant
1.	IRA FBO ROBERT STEPHEN ADAMS PERSHING LLC AS CUSTODIAN	100,000.00	50,000
2.	SELWYN ADELSON	60,000.00	30,000
3.	SYED HASNAT AHMED & MIRIAN F AHMED JT TEN	110,000.00	55,000
4.	AM-PER ENTERPRISES INC.	100,000.00	50,000
5.	DAVID ARITA TOD DTD 05/10/2009	50,000.00	25,000
6.	WILLIAM C ARTHUR BY PASS TRUST DATED 10/18/1990 UAD 10/18/90	43,200.00	21,600
7.	JAMES V. BACON TRUST DTD 09/14/1995 UAD 03/26/09	250,000.00	125,000
8.	IRA FBO JEFFREY P BAKER PERSHING LLC AS CUSTODIAN	50,000.00	25,000
9.	MICHAEL BALDWIN	50,000.00	25,000
10.	BALFOUR HOLLOW LLC	50,000.00	25,000
11.	THE SARAH J. BASLER LIVING TRUST UAD 07/02/98	50,000.00	25,000
12.	RICHARD E BENAMY	50,000.00	25,000
13.	MIDDLESEX ORTHO SURGEONS 401K FBO LAWRENCE BERSON	50,000.00	25,000
14.	JEFF BLACKBURN	50,000.00	25,000
15.	RONALD BOVASSO & LINDA BOVASSO JT TEN	50,000.00	25,000
16.	BRADLEY ANESTHESIOLOGY PC PROFT SHARING PLAN & TST	100,000.00	50,000
17.	TEN BRINK TRUST DATED 10/02/1986 UAD 10/02/86	100,000.00	50,000
18.	WHITE PINE PRODUCTIONS DEFINED BENEFIT PENSION PLN	50,000.00	25,000
19.	SEP FBO JAMES BROWN	90,000.00	45,000
20.	IRA FBO PAT BROWNE PERSHING LLC AS CUSTODIAN	50,000.00	25,000
21.	SCOTT BURNS	50,000.00	25,000
22.	ROBERT CARLSON & MICHELLE CARLSON JT TEN	50,000.00	25,000
23.	BRAD K CARR & ROXANE CARR JT TEN	50,000.00	25,000
24.	LOWELL CERISE	75,000.00	37,500
25.	SRC CORPORATION DEFINED BENEFIT PENSION PLAN	50,000.00	25,000
26.	DONALD T CLEMETSON	50,000.00	25,000
27.	ROLAND CRAM TOD DTD 06/03/2009	50,000.00	25,000
28.	INTEGRITY FUNDS LP	50,000.00	25,000
29.	THE 2000 JORGE &ELENA ECHEVERRIA FAMILY TRUST UAD 11/09/00	50,000.00	25,000
30.	IRA FBO HY ECHT PERSHING LLC AS CUSTODIAN	60,000.00	30,000
31.	IRA FBO RALPH DALE EDSON PERSHING LLC AS CUSTODIAN	100,000.00	50,000
32.	JONATHAN EDWARDS & VIRGINIA C ADAMS JT TEN	50,000.00	25,000
33.	THE ARTHUR EKLUND & JANET EKLUND 1998 INTER VIVOS TRUST	50,000.00	25,000

34.	STEVEN JAY EPSTEIN	50,000.00	25,000
35.	IRA FBO DONALD FAGEN PERSHING LLC AS CUSTODIAN	250,000.00	125,000
36.	SEP FBO VIC FERRER PERSHING LLC AS CUSTODIAN	50,000.00	25,000
37.	WALTER FRIESEN	150,000.00	75,000
38.	THE ALEXANDER GALUZ AND YANA GALUZ JT LIVING TST UAD 08/24/05	50,000.00	25,000
39.	ANDREW GARNOCK	100,000.00	50,000
40.	RICHARD GLASER MDDBPP AND TRUST	50,000.00	25,000
41.	THE GOLDSCHLAGER FAMILY TRUST UAD 06/24/04	50,000.00	25,000
42.	RICHARD GRIFF & JACKIE GRIFF JT TEN	100,000.00	50,000
43.	RICHARD D HELPPIE JR TRUST UAD 04/02/92	50,000.00	25,000
44.	HOWARD J HICKINGBOTHAM JR & SANDRA B HICKINGBOTHAM JT TEN	50,000.00	25,000
45.	THE ROBERT K HEIMANN LIVING TRUST UAD 07/24/01	50,000.00	25,000
46.	HOKE LIVING TRUST UAD 04/19/02	50,000.00	25,000
47.	ULRICH HONIGHAUSEN & AMANDA HONIGHAUSEN JT TEN	50,000.00	25,000
48.	HERSCHEL HUNTER TRUST UAD 11/30/88	50,000.00	25,000
49.	BERT HUNTSINGER	199,000.00	99,500
50.	INGRAM LIVING TRUST DATED 11/02/2005 UAD 11/02/05	50,000.00	25,000
51.	AJAY KALRA	80,000.00	40,000
52.	KARGES REVOCABLE INTERVIVOS TRUST UAD 04/29/85	50,000.00	25,000
53.	IRA FBO JON MURRAY KARKOW PERSHING LLC AS CUSTODIAN	50,000.00	25,000
54.	PATRICK KIRK & GLORIA KIRK JTWROS	50,000.00	25,000
55.	DARREL LEE KLOECKNER	50,000.00	25,000
56.	NORMAN S KRAMER & LINDA L KRAMER JT TEN	100,000.00	50,000
57.	IRA FBO THOMAS A LADNER PERSHING LLC AS CUSTODIAN	100,000.00	50,000
58.	SCOTT AND LORI LANGMACK FAMILY TRUST UAD 06/22/02	100,000.00	50,000
59.	SEP FBO CARTER LAREN PERSHING LLC AS CUSTODIAN	100,000.00	50,000
60.	DAVID W LARSON & JENNIFER L LARSON JT TEN	50,000.00	25,000
61.	SCOTT R. LENNES IRA LLC	100,000.00	50,000
62.	IRA FBO GREGG LINHOFF PERSHING LLC AS CUSTODIAN	110,000.00	55,000
63.	SEP FBO GEORGE MADARAZ PERSHING LLC AS CUSTODIAN	70,000.00	35,000
64.	SEP FBO GERALD E MANWILL PERSHING LLC AS CUSTODIAN	75,000.00	37,500
65.	DAVID MARBLE	50,000.00	25,000
66.	NORTHERN STAR GROWTH TRUST DTD 10/20/1998 UAD 10/20/98	50,000.00	25,000
67.	MITCHELL MARTIN & DEBORAH MARTIN JT TEN	50,000.00	25,000
68.	F BRENT MAY PS PLAN FBO JONI MAY	100,000.00	50,000
69.	STEPHEN P MCCARRON PSP-PERSHING LLC AS CUSTODIAN	100,000.00	50,000

70.	IRA FBO JOSEPH MCCARTHY PERSHING LLC AS CUSTODIAN	50,000.00	25,000
71.	ROD MCINTYRE TRUST U A DATED 5/1/01	50,000.00	25,000
72.	IRA FBO JERRY MCWILLIAMS PERSHING LLC AS CUSTODIAN	50,000.00	25,000
73.	THE MEISTER NON-EXEMPT MARITAL TRUST UAD 11/17/83	100,000.00	50,000
74.	CARLOS ALFONSO MERINO REV LIVING TRUST UAD 12/04/96	50,000.00	25,000
75.	IRA FBO MARK MITCHELL PERSHING LLC AS CUSTODIAN	50,000.00	25,000
76.	MARK R MITCHELL M.D. A MEDICAL CORPORATION	50,000.00	25,000
77.	MMH GROUP, LLC	95,800.00	47,900
78.	IRA FBO GERALD MONA PERSHING LLC AS CUSTODIAN	50,000.00	25,000
79.	KEVIN MOORE	75,000.00	37,500
80.	DEEPAK MUNJAL	50,000.00	25,000
81.	KENNETH H & MAUREEN K NASS CHARI REMAINDER UNITRUST UAD 06/07/05	100,000.00	50,000
82.	IRA FBO TIM NASS PERSHING LLC AS CUSTODIAN	62,000.00	31,000
83.	MARY NEIBERG	100,000.00	50,000
84.	KEVIN P O'NEILL & SUZANNE ODELL ONEILL JT TEN	50,000.00	25,000
85.	JOSEPH A & PAMELA M PANELLA LIVING TRUST 1 UAD 05/11/04	50,000.00	25,000
86.	BRENT PAULGER & SHARISSA PAULGER JT TEN	50,000.00	25,000
87.	TINA C PETERSON & HENDRIKUS M SCHRAVEN JT TEN	200,000.00	100,000
88.	E.A. PICKERING PAINTING INC.	60,000.00	30,000
89.	POM INVESTMENTS LLC	100,000.00	50,000
90.	BRUCE WALKER RAVENEL III	250,000.00	125,000
91.	M. CARL RICE SELF EMPLOYED RETIREMENT PLAN #1	250,000.00	125,000
92.	JOHN RUSSELL RIEDMUELLER & NICOLE CAMERON RIEDMUELLER TEN COM	50,000.00	25,000
93.	JOHN A RUPP TRUST UAD 03/25/94	50,000.00	25,000
94.	STEVEN V SANN TOD DTD 10/16/2009	50,000.00	25,000
95.	ROBERT C SAYSON & ALICE K SAYSON JT TEN	100,000.00	50,000
96.	PETER SCHORTMANN & SUSAN SCHORTMANN JT TEN	50,000.00	25,000
97.	KIMBERLY S SCHWENKE	50,000.00	25,000
98.	CHRISTIANNA SEIDEL SEPARATE PROPERTY TRUST UAD 11/05/99	50,000.00	25,000
99.	JAMES A SHEAHAN & MELODY K SHEAHAN JT TEN	100,000.00	50,000
100.	IRA FBO DONALD FRANCIS SHOFF PERSHING LLC AS CUSTODIAN	50,000.00	25,000
101.	JOHN D SMEAD	75,000.00	37,500
102.	MICHAEL J SPLITTGERBER & RENEE J SPLITTGERBER JT TEN	50,000.00	25,000
103.	IRA FBO DIANE SPOLUM PERSHING LLC AS CUSTODIAN	250,000.00	125,000
104.	SPONGBOB VENTURES II LLC	50,000.00	25,000
105.	AMY J STEFANIK REVOCABLE TRUST UAD 02/06/01	100,000.00	50,000
106.	IRA FBO LYNN ROLLINS STULL PERSHING LLC AS CUSTODIAN	50,000.00	25,000

107.	IRA FBO CHARLES SULLIVAN PERSHING LLC AS CUSTODIAN	50,000.00	25,000
108.	IRA FBO GERARD SURERUS PERSHING LLC AS CUSTODIAN	50,000.00	25,000
109.	IRA FBO JAMES A TAMBORELLO PERSHING LLC AS CUSTODIAN	100,000.00	50,000
110.	ABDOLHOSAYN TASLIMI & SHIDAN TASLIMI JT TEN	100,000.00	50,000
111.	MEHRAN M TASLIMI	500,000.00	250,000
112.	RUHA TASLIMI & SHIDAN TASLIMI JT TEN	100,000.00	50,000
113.	SHIDAN TASLIMI	500,000.00	250,000
114.	SUSANNE A TASLIMI	100,000.00	50,000
115.	TRILLION GROWTH CHINA LP	250,000.00	125,000
116.	ROBERT VECCHIONE	50,000.00	25,000
117.	IRA FBO MATTHEW A WALTON PERSHING LLC AS CUSTODIAN	110,000.00	55,000
118.	TIMOTHY M WEAVER	250,000.00	125,000
119.	GRAMERCY 87 LLC	50,000.00	25,000
120.	DIPAOLO WORTHINGTON FAMILY TRUST DTD 1/31/2008 UAD 01/31/08	100,000.00	50,000
121.	LAMBERT WU & LIYING CHU JT TEN	50,000.00	25,000
122.	WYMOND INVESTMENTS, LLC	500,000.00	250,000
123.	LAYNE YOSHIDA	50,000.00	25,000
124.	IRA FBO PAUL HARPER ZINK PERSHING LLC AS CUSTODIAN	50,000.00	25,000
125.	JAYHAWK PRIVATE EQUITY II, L.P.	500,000.00	250,000
126.	NORTH MILITARY LTD	200,000.00	100,000
127.	CHADDS FORD LTD	50,000.00	25,000
128.	CHARDAN SPAC ASSET MANAGEMENT	150,000.00	75,000
		TOTAL:
		$12,000,000

Exhibit A

Form of Note

Exhibit B

Form of Warrant

Exhibit C

Form Registration Rights Agreement

Exhibit D

Form Securities Escrow Agreement